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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Time Warner Inc. ("Time Warner") of our reports dated February 23, 2006 with respect to the consolidated financial statements, schedule and supplementary information of Time Warner, Time Warner management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Time Warner, included in Time Warner's Annual Report on Form 10-K for the year ended December 31, 2005:

1) No. 333-53564            7) No. 333-53580             13) No. 333-104134
2) No. 333-53568            8) No. 333-65350             14) No. 333-104135
3) No. 333-53572            9) No. 333-65692             15) No. 333-105384
4) No. 333-53574           10) No. 333-84858             16) No. 333-116118
5) No. 333-53576           11) No. 333-102787            17) No. 333-123276
6) No. 333-53578           12) No. 333-103100            18) No. 333-123278

                                              Ernst & Young LLP

New York, New York
February 23, 2006